NEWS RELEASE

FOR IMMEDIATE RELEASE

              BTU INTERNATIONAL REPORTS FIRST QUARTER 2003 RESULTS

                   SALES UP 21 PERCENT OVER PRECEDING QUARTER

NORTH BILLERICA, Mass, April 15, 2003 -- BTU International, Inc. (Nasdaq NM:
BTUI), the leading supplier of advanced thermal processing equipment for semiconductor packaging, surface mount, and advanced materials processing, today announced its financial results for the first quarter ended March 30, 2003.

Net sales for the quarter were $6.8 million, up 21 percent compared to $5.7 million in the preceding quarter, and down 20 percent compared to $8.5 million recorded in the first quarter of 2002.

Net loss for the 2003 first quarter was $1.8 million, or $0.25 per share, compared to a net loss of $2.6 million, or $0.38 per share, in the preceding quarter, which included one-time charges of $1.0 million and an income tax benefit of $0.4 million. The net loss reported in the first quarter of 2002 was $1.3 million, or $0.19 per share, including an income tax benefit of $0.7 million.

Operating results improved for the first quarter of 2003 to a loss of $1.7 million compared to $2.0 million in both the preceding quarter and year-ago quarter.

Mark R. Rosenzweig, President and CEO of BTU International said, "In spite of difficult economic and industry environments, we continue to make progress. Operationally, our first quarter showed improvement in many areas. Sales were stronger than expected, losses remained within guidance, and operating losses declined compared to both the preceding and year-ago quarters. We continue to maintain tight control over expenditures while aggressively marketing our products into both traditional and new markets."

"The recent acquisition of Sagarus Robotics is part of our commitment to focus the company on markets with significant growth potential such as 200-300 mm semiconductor wafer bumping," said Rosenzweig. Sagarus is an Arizona-based, privately-owned provider of advanced, automated systems including integrated fluxing and material handling equipment that will enhance BTU's ability to deliver systems incorporating process and control automation and integrated wafer handling. In a press release issued on April 3, announcing the Sagarus acquisition, Rosenzweig stated that "BTU will continue to leverage its financial strength for further product expansion as the opportunities present themselves in this down market."

In terms of future outlook, Rosenzweig said, "Although our markets remain sluggish, we continue to capitalize on every opportunity and are working to develop new markets and applications for our advanced thermal processing technology. Our strong R&D and new product development programs are ongoing. While visibility of future business remains limited, we continue to strive for quarter-to-quarter performance improvement."

                                     -more-
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BTU International Announces First Quarter 2003 Results...............Page 2 of 2

BTU will be discussing its financial results, along with its outlook for the second quarter of 2003, in a conference call tomorrow, Wednesday, April 16, at 11:00 a.m. Eastern Time. A webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through April 30, 2003, and can be accessed at these websites or by phone at 800-938-0996, pass code BTU.

ABOUT BTU INTERNATIONAL

BTU International, with world headquarters in North Billerica, MA, USA, is a market-leading supplier of advanced thermal processing equipment to the electronics, materials and semiconductor sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications -- including state-of-the-art wafer bumping systems -- solder reflow furnaces for printed circuit board assembly and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

SAFE HARBOR STATEMENT

This news release, other than historical financial information, includes forward-looking statements that involve known and unknown risks and uncertainties, including quarterly fluctuations in results. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. Unless otherwise required by law, the company disclaims any obligation to revise or update such forward-looking statements in order to reflect future events or developments.

COMPANY CONTACT:                                     AGENCY CONTACT:
Tom Kealy                                            Bill Monigle
Vice President, CAO                                  IR Counsel
BTU International, Inc.                              For BTU International
Phone: (978) 667-4111 Ext. 106                       Phone: (603) 424-1184



                          -- Financial Tables Follow --

                             BTU INTERNATIONAL, INC.
                      Consolidated Statements of Operations
               (In thousands, except per share and share amounts)
                                   (Unaudited)


                                                      THREE MONTHS ENDED
                                                  ------------------------
                                                    MARCH 30,     MARCH 31,
                                                     2003          2002
                                                  ---------      ---------

Net Sales                                           $ 6,836       $  8,507
COST OF GOODS SOLD                                    4,983          5,940
                                                  ---------      ---------
GROSS MARGINS                                         1,853          2,567
SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                            2,750          3,583
RESEARCH, DEVELOPMENT AND
   ENGINEERING                                          822            946
                                                  ---------      ---------
(LOSS) INCOME FROM OPERATIONS                        (1,719)        (1,962)
INTEREST INCOME (EXPENSE), NET                          (55)           (38)
OTHER INCOME (EXPENSE), NET                               1              0
                                                  ---------      ---------
(LOSS) INCOME BEFORE TAXES                           (1,773)        (2,000)
INCOME TAX (BENEFIT) PROVISION                            0           (700)
                                                  ---------      ---------
NET (LOSS) INCOME                                   ($1,773)       ($1,300)
                                                  ---------      ---------

LOSS PER SHARE:

   BASIC                                             ($0.25)        ($0.19)
   DILUTED                                           ($0.25)        ($0.19)
                                                  ---------      ---------

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING:

   BASIC                                          7,002,578      6,840,693
   DILUTED                                        7,002,578      6,840,693
                                                  ---------      ---------

                                     (MORE)

                            BTU INTERNATIONAL, INC.
                          Consolidated Balance Sheets
                                 (In Thousands)


                                              MARCH 30,       DECEMBER 31,
                                               2003             2002
                                            (UNAUDITED)
                                            -----------       ------------
ASSETS

 CASH AND INVESTMENTS                         $11,027          $13,847
 ACCOUNTS RECEIVABLE                            5,333            4,532
 INVENTORIES                                    7,009            6,668
 OTHER CURRENT ASSETS                           2,036            2,117
 PROPERTY, PLANT AND
   EQUIPMENT, NET                               3,881            4,037
 OTHER ASSETS                                     313              313
                                            -----------       ------------
                                              $29,599          $31,514
                                            ===========       ============

LIABILITIES AND STOCKHOLDERS' INVESTMENT

 SHORT-TERM DEBT                              $   337          $   329
 OTHER CURRENT LIABILITIES                      5,462            5,424
 LONG-TERM DEBT                                 3,921            4,010
 LONG-TERM DEFERRED COMP                          600              650

 STOCKHOLDERS' INVESTMENT                      19,279           21,101
                                            -----------       ------------
                                              $29,599          $31,514
                                            ===========       ============

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